SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 17, 2005 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2005, the Board of Directors of Charles & Colvard, Ltd. (the “Company”) approved, after approval of and recommendation by the Compensation Committee, certain cash incentive payments and equity awards to executive officers, under the Company’s 2001 Executive Compensation Plan, as amended and restated effective February 16, 2004 (the “Executive Compensation Plan”). A list of the cash and equity awards to be paid is attached as Exhibit 99.1. Because the Company did not reach its income goal for the 2004 plan year, the payments and awards have been determined in the discretion of the Compensation Committee, based on recommendations by the CEO, as is provided in the Executive Compensation Plan. All equity awards are being made pursuant to the Company’s 1997 Omibus Stock Plan, as amended. All equity awards are fully vested, upon grant.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1    Cash and Equity Performance Awards for 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance
& Chief Financial Officer

Date: February 22, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1	Cash and Equity Performance Awards for 2004